UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate Box:

☐       Preliminary Proxy Statement

☐       Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐       Definitive Proxy Statement

☒       Definitive Additional Materials

☐       Soliciting Material Pursuant to §240.14a-12

HomeStreet, Inc.

(Name of Registrant as Specified In Its Charter)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On May 16, 2019, HomeStreet, Inc. (the “Company”) made the following statement in response to a press release issued by Blue Lion Capital:

Blue Lion continues to make false statements in an attempt to mislead shareholders via hyperbole and exaggerations. HomeStreet instructed its transfer agent (Broadridge) on April 15, 2019 to set a May 13, 2019 record date for the annual meeting – more than 20 business days before the record date. Subsequently, prior to the record date, Okapi Partners, our proxy solicitor, discovered that Broadridge’s notice did not clearly indicate the nature of the record date. Okapi Partners immediately contacted Broadridge to alert Broadridge of the matter and correct Broadridge’s error and sent a second round of communications to record holders prior to the record date.  HomeStreet’s counsel explained these events to the SEC, and upon review, the SEC had no objection to HomeStreet’s filing of its definitive proxy statement indicating a record date of May 13, 2019 for the annual meeting.  In order to set the record straight, the Company is hereby publicly filing the following correspondence with the U.S. Securities Exchange Commission (which would have otherwise been made publicly available at a later date) and its email exchange with Broadridge.

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE

May 14, 2019

Via EDGAR, Email and FedEx

Nicholas P. Panos

Senior Special Counsel

Office of Mergers and Acquisitions

United States Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549-3561

Re:	HomeStreet, Inc.
PRER14A preliminary proxy statement filing made on Schedule 14A Filed on May 10, 2019, by HomeStreet, Inc. File No. 001-35424

Dear Mr. Panos:

On behalf of our client, HomeStreet, Inc. (the “Company”), set forth below is our response to the comment received from the staff of the Division of Corporation Finance (the “Staff”) of the Securities and Exchange Commission (the “Commission”) by letter dated May 13, 2019, with respect to the amended preliminary proxy statement on Schedule 14A filed with the Commission on May 10, 2019, File No. 001-35424 (the “Amended Preliminary Proxy Statement”).

For your convenience, the response is prefaced by the exact text of the Staff’s comment in bold, italicized text. All references to page numbers and captions in our response correspond to the Amended Preliminary Proxy Statement unless otherwise specified. Capitalized terms used in this response letter, but not defined herein, have the meanings given to them in the Amended Preliminary Proxy Statement.

Schedule 14A

1.	The placeholder included for purposes of disclosing the record date continues to be blank. Rule 14a-13, by its terms, mandates that the registrant shall conduct the inquiry required by Rule 14a-13(a)(1) “at least 20 business days prior to the record date of the meeting of security holders.” Please advise us how HomeStreet complied with, or intends to comply with, Rule 14a-13(a)(3).

Response: On April 15, 2019, the Company instructed its transfer agent, Broadridge Financial Solutions, Inc. (“Broadridge”), to set a record date of May 13, 2019 in connection with the 2019 Annual Meeting and to notify each record holder of the Company’s common stock in accordance with Rule 14a-13(a)(1). As such, this notice was distributed 20 business days in advance of the record date of the 2019 Annual Meeting in accordance with Rule 14a-13(a)(3). Attached hereto as Exhibit A, please find correspondence between the Company and Broadridge confirming that a broker search was started on April 15, 2019 for a record date of May 13, 2019. However, we also note that subsequently, the Company’s proxy solicitor, Okapi Partners LLC (“Okapi”), discovered that Broadridge’s notice to record holders had not indicated the nature of the record date—namely, that the May 13, 2019 record date was for the 2019 Annual Meeting. Okapi immediately corrected the error with Broadridge and, in an abundance of caution, Okapi sent a second set of broker search notices to the Company’s record holders. The Company believes that it acted reasonably in relying on Broadridge in ensuring compliance with Rule 14a-13(a)(3) and, particularly in light of the subsequent notice delivered by Okapi clarifying the nature of the record date, that no nominee holders have been prejudiced, that all nominee holders have been made fully aware that May 13, 2019 has been set as the record date for the 2019 Annual Meeting and that all record holder accounts have been adequately captured and known for purposes of mailing definitive proxy materials. We also confirm that the May 13, 2019 record date will be disclosed in the definitive proxy materials for the 2019 Annual Meeting.

*          *          *          *          *

United States Securities and Exchange Commission

Division of Corporation Finance

May 14, 2019

Please direct any questions that you may have with respect to the foregoing or any requests for supplemental information by the Staff to Kai Haakon E. Liekefett at (212) 839-8744 or Beth E. Berg (312) 853-7443.

Very truly yours,

SIDLEY AUSTIN LLP

By:	/s/ Kai Haakon E. Liekefett
Name:	Kai Haakon E. Liekefett

cc:	Godfrey B. Evans
Executive Vice President, General Counsel, Chief Administrative Officer & Corporate Secretary HomeStreet, Inc.

United States Securities and Exchange Commission

Division of Corporation Finance

May 14, 2019

Exhibit A

Email Correspondence between Broadridge and the Company on Tuesday, May 14, 2019

From:                                               <                           @broadridge.com>
Sent: Tuesday, May 14, 2019 1:23 PM
To: Lauree Seko <Lauree.Seko@homestreet.com>
Subject: Broker Search

Hi Lauree,

I can confirm that we conducted a broker search with a record date of 5/13/2019.

The search was started on 4/15/2019.

Let me know if you have any additional questions.

Thanks,

                    | Relationship Manager, BCIS | Broadridge Financial Solutions, Inc.
51 Mercedes Way | Edgewood, NY 11717 | USA | p

About HomeStreet, Inc.

HomeStreet, Inc. (Nasdaq:HMST) (the “Company”) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company’s primary business is community banking, including: commercial real estate lending, commercial lending, residential construction lending, single family residential lending, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2019 Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://ir.homestreet.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Forward-Looking Statements

This release, as well as other information provided from time to time by HomeStreet or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company's current beliefs, expectations and intentions regarding future events. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). These forward-looking statements involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time of this release and the Company does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the SEC. Please refer to the risk factors discussed in the Company’s Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2018 and subsequent periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made.